                                                                     EXHIBIT (p)


                            SUBSCRIPTION AGREEMENT

          This SUBSCRIPTION AGREEMENT dated as of the 4th day of August, 1999, is entered into between DECS Trust V, a statutory business trust organized under the Business Trust Act of the State of Delaware (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), and Salomon Smith Barney Inc. (the "Purchaser").
 -----                                        ---------

          WHEREAS, the Purchaser has heretofore transferred to the Trust the amount of $100.00 (the "Purchase Price") for the purpose and with the intent of
                        --------------
purchasing one DECS (the "Subscription DECS"), representing an undivided beneficial interest in the Trust; and

          WHEREAS, the Trust wishes to transfer to the Purchaser, in consideration of the Purchase Price, the Subscription DECS.

          NOW THEREFORE, the parties hereto agree as follows:

          1.  Purchase and Sale of the DECS.
              -----------------------------

          1.1.  Sale and Issuance of DECS.  Subject to the terms and conditions
                -------------------------
of this Agreement, the Trust agrees to sell to the Purchaser in consideration of the Purchaser's delivery to the Trust of the Purchase Price, and the Purchaser agrees to purchase from the Trust, one DECS (the "Subscription DECS"),
                                                  -----------------
representing an undivided beneficial interest in the Trust.

          1.2.  Closing.  (a)  The closing of the purchase and sale of the
                -------
Subscription DECS shall take place at the offices of Cleary, Gottlieb, Steen &
Hamilton, One Liberty Plaza, New York, New York 10006 at                , on
, 1999, or at such other time (the "Closing Date") and place as the Trust and
                                    ------------
the Purchaser mutually agree upon. At or after the Closing Date, the Trust shall deliver to the Purchaser a certificate representing the Subscription DECS, registered in the name of the Purchaser or its nominee.

          (b) The Trust hereby acknowledges Purchaser's delivery to the Trust of the Purchase Price on April 23, 1999.

          2.  Representations, Warranties and Covenants of the Purchaser.  The
              ----------------------------------------------------------
Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

          2.1.  Purchase Entirely for Own Account.  This Agreement is made by
                ---------------------------------
the Trust with the Purchaser in reliance upon the Purchaser's representation to the Trust, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Purchaser is acquiring the Subscription DECS for investment for the Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of such Subscription DECS, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Subscription DECS, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to the Subscription DECS.

          2.2.  Investment Experience.  The Purchaser acknowledges that it can
                ---------------------
bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Subscription DECS. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Act").
                                       ---

          2.3.  Restricted Securities.  The Purchaser understands that the
                ---------------------
Subscription DECS are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from the Trust in a transaction not involving a public offering and that under such laws and applicable regulations such Subscription DECS may be resold without registration under the Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the Act and is generally familiar with the existing resale limitations imposed by Rule 144 under the Act.

          2.4.  Further Limitations on Disposition.  The Purchaser further
                ----------------------------------
agrees not to make any disposition directly or indirectly of all or any portion of the Subscription DECS unless and until:

          (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) The Purchaser shall have furnished the Trust with an opinion of counsel, reasonably satisfactory to the Trust, that such disposition will not require registration of such Subscription DECS under the Act.

          (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to any affiliate of the Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Purchaser hereunder.

          2.5.  Legends.  It is understood that the certificate evidencing the
                -------
Subscription DECS may bear either or both of the following legends:

          (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Trustee of DECS Trust V that such registration is not required."

          (b) Any legend required by the laws of any other applicable jurisdiction.

          The Purchaser and the Trust agree that the legend contained in paragraph (a) above shall be removed at a holder's request when it is no longer necessary to ensure compliance with federal securities laws.

          2.6.  Amendment to Declaration of Trust; Split of DECS.  The Purchaser
                ------------------------------------------------
consents to (a) the execution and delivery by the Trustees and Salomon Smith Barney Inc., as sponsor of the Trust, of an Amended and Restated Declaration of Trust substantially in the form attached hereto and (b) the split of the Subscription DECS subsequent to the determination of the public offering price per DECS and related underwriting discount for the DECS to be sold to the Underwriter (as defined in such Amended and Restated Declaration of Trust) but prior to the sale of the DECS to the Underwriters into a greater number of DECS so that immediately following such split the value of the Subscription DECS will equal the aforesaid public offering price per DECS.

          2.7.  Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          2.8.  Governing Law.  This Agreement shall be governed by and
                -------------
construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such state.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 DECS TRUST V

                                 By /s/ Tyler Dickson
                                   ------------------------------
                                   Tyler Dickson, as Trustee

                                 SALOMON SMITH BARNEY INC.

                                 By /s/ Anthony S. Graham
                                   ------------------------------
                                   Name: Anthony S. Graham
                                   Title: Director